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                                  EXHIBIT 1.3


                          FINANCIAL ADVISORY AGREEMENT


         THIS AGREEMENT (the "Agreement") is made effective ____________, 1997 between Argent Securities, Inc. ("Consultant") and Karts International Incorporation (hereinafter the "Company").

                                    RECITALS

         A. Company desires to be assured of the association and services of Consultants in order to avail itself of Consultant's experience, skills and abilities, and background and knowledge, to facilitate long range planning, and to execute the Company's business and investment banking needs in an orderly and efficient manner, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

         B. Consultant agrees to be engaged and retained by the Company and upon said terms and conditions.

         NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and Company agree as follows:

         1. Consulting Services. Company hereby retains Consultant to become the investment banking consultant to the Company and to render such advice, consultation and information to the Board of Directors and the officers of the Company regarding general financial matters, including, but not limited to, long-term financial planning, expansions, changes in capital structure, shareholder relations, the raising of capital from public and private sources, and investment banking transactions and services, as shall be requested in writing by the President of the Company from time to time. Consultant agrees, upon request, to make itself available to render such services as reasonably requested by the President of the Company and within the scope of this Agreement.

         2. Term. Except as otherwise provided in Section 3(b) of this Agreement, the term of this Agreement shall be for a period of two (2) years commencing ___________, 1997.

         3.      Compensation of Consultants.

                 a. Advisory Fee. In exchange for the services provided hereunder, the Company hereby agrees to pay Consultant an advisory fee equal to $24,000 per year during the term of this Agreement. The Company shall pay $48,000 (representing prepayment in full of the fees for the two-year term of this Agreement) to Consultant on the closing date of the Company's public offering of 1,400,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") and 1,400,000 redeemable warrants to purchase Common Stock, underwritten by Consultant.
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                 b.       Finder's Fees.  In addition to the compensation and
expenses paid or payable to Consultant pursuant to Sections 3(a) and 4 hereof, the Company agrees that, if a consultant, directly or indirectly, introduces the Company, during the term of this Agreement, to any person or entity that during the term hereof or within 18 months following the term hereof, provides any investment capital, loan or any other equity or debt financing to the Company or any affiliate thereof, or becomes a party to a merger, acquisition, joint venture, private placement or other similar transaction with the Company or any affiliate thereof, then the Company shall pay Consultant a cash finder's fee. Each cash finder's fee payable to Consultant under this Agreement shall be calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

                5% on the first $1,000,000 of the Transaction Value; 4% on the amount from $1,000,001 to $2,000,000;
                3% on the amount from $2,000,001 to $3,000,000;
                2% on the amount from $3,000,001 to $4,000,000;
                1% on the amount from $4,000,001 to $5,000,000;
                1% on the amount in excess of $5,000,000.

                 "Transaction Value" shall mean the aggregate value of all cash, securities and other property (i) paid to the Company, its affiliates or their shareholders in connection with any transaction referred to above involving any investment in or acquisition of the Company or any affiliates (or the assets of either), (ii) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the Company or any affiliate, or (iii) paid or contributed by the Company or any affiliate and by the other party or parties in the event of any such transaction involving a merger, consolidation, joint venture or similar joint enterprise or undertaking. The value of any such securities (whether debt or equity) or other property shall be the fair market value thereof as determined by mutual agreement of the Company and the Consultants or by an independent appraiser jointly selected by the Company and the Consultant.

         4. Expenses. Company agrees to pay all reasonable business expenses authorized in advance by Company in writing and incurred by Consultant in furtherance of the business of Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultant of receipt in form reasonably satisfactory to Company.

         5. Relationship of Parties. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that each Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to act as the agent of the Company except when such authority as specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant.

         6. Liability of Consultant. The Company acknowledges that all opinions and advice, whether oral or written, given by Consultant to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall





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be entitled to make use of or rely upon the advice of Consultants to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public reference to Consultant or use Consultant's name in any annual report or any other report or release of the Company without Consultant's prior written consent, except that the Company may, without Consultant's further consent, disclose this Agreement (but not the information provided to the Company by Consultant) in the Company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

         7. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice make in accordance with this Section.

         8. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

         9. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the State of Georgia.

         10. Assignment. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

         11. Entire Agreement, Modifications. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

         12. Termination. This Agreement shall automatically terminate after the initial two (2) year term. If terminated by the Company, such action shall not alter Company's obligation to pay Consultant the agreed upon full compensation described in this Agreement.

         13. Litigation Expenses. If any action is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated at the beginning of this Agreement.

                                       Argent Securities, Inc.
                                       3340 Peachtree Road, NE, Suite 450
                                       Atlanta, Georgia   30326

Dated:
       --------------------            ----------------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                               --------------------------------


                                       Karts International Incorporated
                                       109 Northpark Boulevard, Suite 210
                                       Covington, Louisiana   70433

Dated:
       --------------------            ----------------------------------------
                                       Name:
                                              ---------------------------------
                                       Title:
                                               --------------------------------





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